Exhibit 5.1

333 West Wolf Point Plaza Chicago, IL 60654 United States +1 312 862 2000	Facsimile: +1 312 862 2200
www.kirkland.com

May 29, 2024

Allegion Public Limited Company

Block D

Iveagh Court

Dublin 2, D02 VH94, Ireland

Allegion US Holding Company Inc.

11819 North Pennsylvania Street

Carmel, Indiana 46032

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special legal counsel to Allegion plc, an Irish public limited company (the “Company”), and Allegion US Holding Company Inc., a Delaware corporation (the “Issuer”), in connection with the issuance and sale by the Issuer under the Securities Act of 1933, as amended (the “Act”), on a shelf Registration Statement on Form S-3ASR (No. 333-278323), and the documents incorporated by reference therein, filed with the Securities and Exchange Commission on March 28, 2024 (which became effective automatically upon filing, the “Registration Statement”) of $400,000,000 of 5.600% Senior Notes due 2034 (the “Notes”) to be issued pursuant to the Indenture (the “Base Indenture”), dated as of the date hereof, as supplemented by the First Supplemental Indenture, dated as of the date hereof (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”). The Indenture provides that the Notes are to be guaranteed (the “Guarantee”) by the Company. The Notes and the Guarantee are collectively referred to herein as the “Securities.”

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the articles of incorporation and bylaws of the Issuer, (ii) minutes and records of the corporate proceedings of the Issuer with respect to the issuance and sale of the Notes, (iii) the Registration Statement, (iv) the Indenture and (v) specimen certificates representing the Notes.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is

Austin Bay Area Beijing Boston Brussels Dallas Hong Kong Houston London Los Angeles Miami Munich New York Paris Riyadh Salt Lake City Shanghai Washington, D.C.

Allegion Public Limited Company

Allegion US Holding Company Inc.

May 29, 2024

rendered, the authority of such persons signing on behalf of the parties thereto, other than the Issuer, and the due authorization, execution and delivery of all documents by the parties thereto, other than the Issuer. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Issuer and others.

We have assumed further that the Company is a corporation duly incorporated and validly existing as a public limited company under the laws of Ireland and has the requisite corporate capacity, power and authority to issue the Guarantee and to execute, deliver and perform its obligations under the Indenture and the Guarantee. We have also assumed the due authorization, execution and delivery of the Indenture by the Company and the Trustee and the due authorization of the Guarantee by the Company. We are aware of the delivery to you of the opinion of Arthur Cox LLP, legal counsel as to Irish law for the Company and the Issuer, dated as of the date hereof, which opinion is filed as Exhibit 5.2 to the Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof and to be incorporated by reference into the Registration Statement.

We assume for purposes of this opinion that the applicable trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the applicable trustee and constitutes the legally valid and binding obligations of such trustee, enforceable against such trustee in accordance with its terms; that the applicable trustee is in compliance, generally and with respect to acting as an agent under the Indenture with all applicable laws and regulations; and that the applicable trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Each opinion in this letter that any particular contract constitutes a valid and binding agreement or is enforceable in accordance with its terms (each, an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this opinion should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this opinion) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion. In addition, none of the opinions or other advice contained in this opinion covers or otherwise addresses any of the following types

Allegion Public Limited Company

Allegion US Holding Company Inc.

May 29, 2024

of provisions (or the enforceability thereof) which may be contained in the Indenture, the Notes and the Guarantee: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights (including any usury or stay law) to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws, rules or regulations; (v) requirements in the Indenture, the Notes and the Guarantee specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents); (vi) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any guarantor’s obligation; or (vii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

The enforceability opinion related to the Guarantee is further subject to the effect of rules of law that may render guarantees unenforceable under circumstances where, in the absence of an effective consent or waiver by the Company (as to which we express no opinion herein), actions, failures to act or waivers, amendments or replacement of the Indenture or the Securities so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the Trustee and the Issuer or the Company, which is substantially and materially different from that presently contemplated by the Indenture and the Securities.

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that (i) the Notes constitute binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and (ii) the Guarantee has been validly issued and constitutes a binding obligation of the Company enforceable against the Company in accordance with its terms.

Our advice on every legal issue addressed in this opinion is based exclusively on the internal law of New York and the General Corporation Law of the State of Delaware.

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the Notes, (ii) at the time of the issuance, sale and delivery of each Note (x) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Note or the Guarantee and (y) the issuance, sale and delivery of such Note, the terms of such Note and compliance by the Issuer and the Company with the terms of such Note will not violate any applicable law, any agreement or instrument then binding upon the Issuer or the Company or any restriction imposed by any court or governmental body having jurisdiction over the Issuer or the Company.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

Allegion Public Limited Company

Allegion US Holding Company Inc.

May 29, 2024

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated into the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K to be filed by the Company with the Commission on the date hereof and to be incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-3ASR filed pursuant to Rule 462(b) under the Act with the respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

Very truly yours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP